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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                  -----------------

                                      FORM T-1

            STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                   TRUSTEE PURSUANT TO SECTION 305(b)(2)_________

                                  ------------------

                         U.S. TRUST COMPANY OF TEXAS, N.A.
                (Exact name of trustee as specified in its charter)

                                                     75-2353745
               (State of incorporation             (I.R.S. employer
               if not a national bank)            identification No.)

               2001 Ross Ave, Suite 2700                75201
                    Dallas, Texas                     (Zip Code)
                 (Address of trustee's
               principal executive offices)

                                 Compliance Officer
                         U.S. Trust Company of Texas, N.A.
                             2001 Ross Ave, Suite 2700
                                Dallas, Texas  75201
                                   (214) 754-1200
             (Name, address and telephone number of agent for service)

                                  ------------------

                         Affiliated Computer Services, Inc.
                (Exact name of obligor as specified in its charter)

                     Delaware                            51-0310342
           (State or other jurisdiction of           (I.R.S. employer
          incorporation or organization)             identification No.)

                2828 North Haskell
                    Dallas, Texas                          75204
     (Address of principal executive offices)            (Zip Code)

                                  ------------------

                     4% Convertible Subordinated Note due 2005
                        (Title of the indenture securities)

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

                                      GENERAL

1.   GENERAL INFORMATION.

     Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of Dallas (11th District), Dallas, Texas
                    (Board of Governors of the Federal Reserve System)
               Federal Deposit Insurance Corporation, Dallas, Texas
               The Office of the Comptroller of the Currency, Dallas, Texas

     (b)  Whether it is authorized to exercise corporate trust powers.

               The Trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

     If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

3.   VOTING SECURITIES OF THE TRUSTEE.

     Furnish the following information as to each class of voting securities of the Trustee:

                                As of March 27, 1998
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            Col A.                                            Col B.
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        Title of Class                                  Amount Outstanding
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
Capital Stock - par value $100 per share                   5,000 shares

4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

     Not Applicable

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

               Not Applicable

6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

     Not Applicable

7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.

     Not Applicable

8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     Not Applicable

9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     Not Applicable

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     Not Applicable

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     Not Applicable

12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     Not Applicable

13.  DEFAULTS BY THE OBLIGOR.

     Not Applicable

14.  AFFILIATIONS WITH THE UNDERWRITERS.

     Not Applicable

15.  FOREIGN TRUSTEE.

     Not Applicable

16.  LIST OF EXHIBITS.

     T-1.1     -  A copy of the Articles of Association of U.S. Trust Company of Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration
                  No. 22-21897.

16.  (con't.)

     T-1.2     -  A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration
                  No. 22-21897.

     T-1.3     -  A copy of the authorization of the Trustee to exercise
                  corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration
                  No. 22-21897.

     T-1.4     -  A copy of the By-laws of the U.S. Trust Company of Texas,
                  N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration
                  No. 22-21897.

     T-1.6     -  The consent of the Trustee required by Section 321(b) of the
                  Trust Indenture Act of 1939.

     T-1.7     -  A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE

As of March 27, 1998 the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of March 27, 1998
U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 18,955,454 shares of $5 par value Common Stock as of March 27, 1998.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                                  ----------------
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                                     SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 27th day of March, 1998.

                               U.S. Trust Company
                               of Texas, N.A., Trustee



                               By:  /s/ Bill Barber
                                    -----------------------------
                                    Bill Barber
                                    Vice President

                                                               Exhibit T-1.6



                                 CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Affiliated Computer Services 4% Convertible Subordinated Note due 2005, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.



                                            U.S. Trust Company of Texas, N.A.


                                            By: /s/ Bill Barber
                                                ------------------------------
                                                Bill Barber
                                                Vice President

                                                                    Board of Governors of the Federal Reserve System
                                                                    OMB Number:  7100-0036
                                                                    Federal Deposit Insurance Corporation
                                                                    OMB Number:  3064-0052
                                                                    Office of the Comptroller of the Currency
 Federal Financial Institutions Examination Council                 OMB Number:  1557-0081
                                                                    Expires March 31, 2000
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                                                                    Please Refer to Page i,                       (1)
                                                                    Table of Contents, for
 (LOGO)                                                             the required disclosure
                                                                    of estimated burden
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 CONSOLIDATED  REPORTS  OF  CONDITION  AND  INCOME FOR A BANK WITH
 DOMESTIC  OFFICES ONLY AND TOTAL ASSETS OF LESS THAN $100 MILLION
 - -  FFIEC  034
                                                                              (970331)
                                                                            -----------
 REPORT AT THE CLOSE OF BUSINESS September 30,1997                          (RCRI 9999)

 This  report  is  required  by law:  12 U.S.C. Section 324 (State  This report form is to be filed by banks with domestic offices
 member  banks);  12 U.S.C. Section 1817 (State nonmember banks);   only. Banks with branches and consolidated subsidiaries in
 and 12 U.S.C. Section 161 (National banks).                        U.S. territories and possessions, Edge or Agreement
                                                                    subsidiaries, foreign branches, consolidated foreign
                                                                    subsidiaries, or International Banking Facilities must file
                                                                    FFIEC 031.
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 NOTE:    The Reports of Condition and Income must be signed by an  The  Reports  of  Condition  and  Income  are to be prepared in authorized  officer  and the Report of Condition must be attested  accordance  with  Federal  regulatory  authority  instructions.
 to  by not less than two directors (trustees) for State nonmember  NOTE:    these  instructions  may  in  some  cases  differ from
 banks and three directors for State member and National Banks.     generally accepted accounting principles.
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 I, Alfred B. Childs, SVP & Cashier                                 We,  the  undersigned   directors  (trustees),  attest  to  the
    -------------------------------                                 correctness  of  this  Report  of  Condition   (including   the
    Name and Title of  Officer Authorized to Sign Report            supporting  schedules) and declare that it has been examined by of  the  named  bank  do  hereby  declare  that  these Reports of  us  and  to  the  best  of  our  knowledge  and belief has been
 Condition  and  Income  (including the supporting schedules) have  prepared  in  conformance  with  the instructions issued by the been  prepared in conformance with the instructions issued by the  appropriate  Federal  regulatory  authority  and  is  true  and appropriate Federal regulatory authority and are true to the best  correct.
 of my knowledge and belief.
                                                                    /s/     Stuart  M. Pearman
                                                                    ----------------------------------
 /s/    Alfred B. Childs                                             Director (Trustee)
 ------------------------------------------------
   Signature of Officer Authorized to Sign Report
                                                                    /s/      Arthur White
                                                                    ----------------------------------
 1/21/98                                                             Director (Trustee)
 ------------------------------------------------
  Date of Signature
                                                                    /s/     J. T. Moore Jr.
                                                                    ----------------------------------
                                                                     Director (Trustee)
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 FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

 STATE  MEMBER  BANKS:    Return the original and one copy to the  NATIONAL  BANKS:  Return the original only in the special return
 appropriate Federal Reserve District Bank.                        address  envelope  provided.  If express mail is used in lieu of the special return address envelope, return the original only to
 STATE  NONMEMBER BANKS:  Return the original only in the special  the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204,
 return  address  envelope  provided.  If express mail is used in  Crofton, MD  21114.
 lieu of the special return address envelope, return the original only  to  the  FDIC, c/o Quality Data Systems, 2127 Espey Court,
 Suite 204, Crofton, MD  21114.
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 FDIC Certificate Number ____________                              12/31/97
                         (RCRI 9050)                               Banks should affix the address label in this space.

                                                                   U. S. Trust Company of Texas, National Association
                                                                   --------------------------------------------------
                                                                   Legal Title of Bank (TEXT 9010)

                                                                   2001 Ross Avenue, Suite 2700
                                                                   --------------------------------------------------
                                                                   City (TEXT 9130)

                                                                   Dallas, TX                                               75201
                                                                   --------------------------------------------------
                                                                   State Abbrev. (TEXT 9200)                 ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

                                                               Call Date:        09/30/97   State #:    6797        FFIEC  034
 U.S. Trust Company of Texas, N.A.                             Vendor ID:               D    Cert #:   33217        Page RC-2
 2100 Ross Avenue, Suite 2700                                  Transit #:       11101765
 Dallas, TX  75201
                                                                                                                           9

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR June 30,1997

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                                          C100
                                                                                           Dollar Amounts in Thousands
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ASSETS

 1.  Cash and balances due from depository institutions:                                                 RCON
                                                                                                         ----
     a.  Noninterest-bearing balances and currency and coin (1,2)_________________   ______    _______   0081        886   1.a
     b.  Interest bearing balances (3)____________________________________________   ______    _______   0071       2061   1.b
 2.  Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A)_______________   ______    _______   1754          0   2.a
     b.  Available-for-sale securities (from Schedule RC-B, column D)_____________   ______    _______   1773    130,637   2.b
 3.  Federal funds sold (4) and securities purchased under agreements to resell:                         1350      9,000   3
 4.  Loans and lease financing receivables:                                           RCON
                                                                                      ----
     a.  Loans and leases, net of unearned income (from Schedule RC-C)____________    2122      15,528                     4.a
     b.  LESS:  Allowance for loan and lease losses_______________________________    3123         200                     4.b
     c.  LESS:  Allocated transfer risk reserve___________________________________    3128           0                     4.c
                                                                                                         RCON
     d.  Loans and leases, net of unearned income, allowance, and reserve                                ----
          (item 4.a minus 4.b and 4.c)____________________________________________   ______    _______   2125     15,328   4.d
 5.  Trading assets_______________________________________________________________   ______    _______   3545          0   5.
 6.  Premises and fixed assets (including capitalized leases)_____________________   ______    _______   2145        780   6.
 7.  Other real estate owned (from Schedule RC-M)_________________________________   ______    _______   2150          0   7.
 8.  Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)_________________________________________________________   ______    _______   2130          0   8.
 9.  Customers' liability to this bank on acceptances outstanding_________________   ______    _______   2155          0   9.
10.  Intangible assets (from Schedule RC-M)_______________________________________   ______    _______   2143          0   10.
11.  Other assets (from Schedule RC-F)____________________________________________   ______    _______   2160      1,962   11.
12.  a.  Total assets (sum of items 1 through 11)_________________________________   ______    _______   2170    160,654   12.a
     b.  Losses deferred pursuant to U.S.C. 1823(j)_______________________________   ______    _______   0306          0   12.b
     c.  Total assets and losses deferred pursuant to 12 U.S.C. 1823(j)
           (sum of items 12.a and 12.b)___________________________________________   ______    _______   0307    160,654   12.c

(1)  Includes cash items in process of collection and unposted debits.
(2)  The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3)  Includes time certificates of deposit not held for trading.
(4)  Report "term federal funds sold" in Schedule RC, item 4.a, "Loans and leases, net of unearned income," and in Schedule
       RC-C, part 1.
(5)  Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, "Federal funds sold."

U.S. Trust Company of Texas, N.A.      Call Date:        12/31/97         State #:     6797      FFIEC  034
2100 Ross Avenue, Suite 2700           Vendor ID:               D          Cert #:    33217       Page RC-2
Dallas, TX  75201                      Transit #:        11101765
                                                                                                         10
SCHEDULE RC - CONTINUED
                                                                                           Dollar Amounts in Thousands
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LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of                                                           RCON
          columns A and C from Schedule RC-E)_____________________________________  RCON                 ----
                                                                                    ----                 2200  132,784     13.a
          (1)  Noninterest-bearing (1)____________________________________________  6631       24,929                      13.a.1
          (2)  Interest-bearing __________________________________________________  6636      107,855
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
           (1)  Noninterest-bearing_______________________________________________
           (2)  Interest-bearing__________________________________________________
14.  Federal funds purchased (2) and securities sold under agreements to repurchase:                     RCON
                                                                                                         ----
                                                                                                         2800        0     14
15.  a.  Demand notes issued to the U.S. Treasury_________________________________   ______    _______   2840        0     15.a
     b.  Trading liabilities______________________________________________________   ______    _______   3548        0     15.b
16.  Other borrowed money:
     a.  With a remaining maturity of one year or less____________________________   ______    _______   2332    1,000     16.a
     b. With a remaining maturity of more than one year through three years_______   ______    _______   A547    2,000     16.b
     c. With a remaining maturity of more than three years________________________   ______    _______   A548    2,000     16.c
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding_____________________   ______    _______   2920        0     18.
19.  Subordinated notes and debentures____________________________________________   ______    _______   3200        0     19.
20.  Other liabilities (from Schedule RC-G)_______________________________________   ______    _______   2930    2,323     20.
21.  Total liabilities (sum of items 13 through 20)_______________________________   ______    _______   2948  140,107     21.
22.  Not applicable

EQUITY CAPITAL                                                                                           RCON
                                                                                                         ----
23.  Perpetual preferred stock and related surplus________________________________   ______    _______   3838    7,000     23.
24.  Common stock_________________________________________________________________   ______    _______   3230      500     24.
25.  Surplus (exclude all surplus related to preferred stock)_____________________   ______    _______   3839    8,384     25.
26.  a.  Undivided profits and capital reserves___________________________________   ______    _______   3632    4,298     26.a
     b.  Net unrealized holding gains (losses) on available-for-sale securities___   ______    _______   8434      365     26.b
27.  Cumulative foreign currency translation adjustments__________________________
28.  a.  Total equity capital (sum of items 23 through 27)________________________   ______    _______   3210   20,547     28.a
     b.  Losses deferred pursuant to 12 U.S.C. 1823(j)____________________________   ______    _______   0306        0     28.b
     c.  Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j)
      (sum of items 28.a and 28.b)________________________________________________   ______    _______   3559   20,547     28.c
29.  Total liabilities, limited-life preferred stock, equity capital, and losses
     deferred pursuant to 12 U.S.C. 1823(j) (sum of items 21, 22, and 28.c)_______   ______    _______   2257  160,654     29.
Memorandum
   To be reported only with the March Report of Condition.

 1.  Indicate in the box at the right the number of the statement below that best describes the most     RCON
      comprehensive level of auditing work performed for the bank by independent external auditors as    ----
      of any date during 1996________________________________________________________________________    6724      N/A     M.1

 1 = Independent audit of the bank conducted in accordance
     with generally accepted auditing standards by certified
     public accounting firm which submits a report on the bank
 2 = Independent audit of the bank's parent holding company
     conducted in accordance with generally accepted auditing
     standards by a certified public accounting firm which
     submits a report on the consolidated holding company (but
     not on the bank separately)
 3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified
     public accounting firm (may be required by state chartering authority)
 4 = Directors' examination of the bank performed byother
     external auditors (may be required bystate chartering
     authority)
 5 = Review of the bank's financial statements by external
     auditors
 6 = Compilation of the bank's financial statements by
     external auditors
 7 = Other audit procedures (excluding tax preparation work)
 8 = No external audit work
(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Report "term federal funds purchased" in Schedule RC, item 16, "Other borrowed money."
(3)  Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a, "Federal funds purchased."

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